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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Chesapeake Biological Laboratories, Inc. (the Company), which pertains to the Company's registration of 1,385,751 shares of common stock, of our report dated June 11, 1999 (and to all references to our Firm), with respect to the consolidated financial statements of the Company in its Annual Report (Form 10-K) for the year ended March 31, 1999, previously filed with the Securities and Exchange Commission (File No. 333-44873).


                                                      /s/ARTHUR ANDERSEN LLP


Baltimore, Maryland,
    September 8, 1999